UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 10, 2006




                                ALEXANDER'S, INC.
        -----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Delaware                     001-06064                51-0100517
------------------------------    ------------------    ------------------------
 (State or other jurisdiction       (Commission File         (I.R.S. Employer
       of incorporation)                 Number)         Identification Number)


                   210 Route 4 East, Paramus, NJ         07652
          -------------------------------------------------------------
               (Address of principal executive offices) (zip code)



       Registrant's telephone number, including area code: (201) 587-8541

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

                                -----------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 10, 2006, the Omnibus Stock Plan Committee (the "Committee") of the Board of Directors (the "Board") of Alexander's, Inc. (the "Company") granted to Michael D. Fascitelli, President of the Company, a stock appreciation right (the "SAR") covering 350,000 shares of the Company's common stock ("Common Stock"). The exercise price of the SAR equals $243.825 per share of Common Stock, which was the average of the high and low trading price of the Common Stock on the date of grant. The SAR is subject to vesting and will not become exercisable before July 10, 2006, and only if Mr. Fascitelli is employed with the Company through such date. The SAR will expire no later than March 14, 2007. The terms of the SAR are subject to the Company's Omnibus Stock Plan and the Stock Appreciation Right Agreement filed with this report as Exhibit 10.1. Mr. Fascitelli exercised 350,000 of his existing stock appreciation rights in 2005. This exercise was consistent with the Company's tax planning. His early exercise, and the related tax consequences for the Company, was a factor in the Company's decision to make the new grant to him.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

10.1 Stock Appreciation Right Agreement dated as of January 10, 2006, between Michael D. Fascitelli and Alexander's, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ALEXANDER'S, INC.
                                       (Registrant)


                                       By:    /s/ Joseph Macnow
                                              -----------------
                                       Name:  Joseph Macnow
                                       Title: Executive Vice President and Chief
                                              Financial Officer





Dated:  January 11, 2006